Exhibit 99.1

FOR IMMEDIATE RELEASE Benefitfocus, Inc. 843-284-1052 ext. 3546 pr@benefitfocus.com

Benefitfocus Plans for Continued Growth with Expanded Leadership Roles

Charleston, S.C. – April 8, 2015 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits software solutions, today announced the promotion of Ray August from chief operating officer to president and COO of the company. Co-founder Shawn Jenkins will continue to serve the company in his role as CEO. After a record year of growth in 2014 - 31 percent revenue growth year over year, adding 160 new large employer customers, supporting 23 private exchanges and serving more than 25 million consumers on its platform – the company is poised for its next phase of expansion in a trillion dollar industry that it is helping redefine.

“Our vibrant growth as a company makes this the ideal time to expand the roles of CEO and president into two positions so that we can apply a specialized, synchronized focus to both our near- and long-term business goals. The strategic design of these positions will allow us to optimize our position as industry leaders and fully capture the tremendous market opportunities ahead,” said Jenkins. “We are thrilled to expand Ray’s role as our president and COO. He is an incredible leader and his promotion recognizes the strong results he has already achieved over the past nine months in inspiring our teams, elevating our operations and laying the groundwork for enhanced profitability.”

Jenkins has led Benefitfocus since co-founding the company in 2000. In his continued role as CEO he will be able to spend his time focusing even more on long-range strategy, product innovation and continuing to drive the company’s vision, culture and passion for design and engineering.

August joined Benefitfocus in 2014, and as president and COO he will expand his leadership of operations and customer-centric initiatives that support Benefitfocus’ near-term growth and profitability objectives. He will focus his energy and talent on customer delivery, business scalability, quality initiatives, sales and setting best practices for teams and processes. August has decades of leadership experience in the technology industry and most recently served as general manager of the financial services group of CSC, a multi-billion dollar company with more than 10,000 employees around the world, where he worked for 16 years prior to joining Benefitfocus.

“I’m honored that Shawn selected me to take on the added role of president and am excited to broaden my operational role working directly with him and our entire team,” said August. “Our laser focus on customers, innovative products and amazing culture uniquely positions us to lead and serve this massive and rapidly developing market. I’m eager to work with our growing community of customers and associates as we implement our plan to deliver sustainable, profitable growth.”

About Benefitfocus

Benefitfocus, Inc. (NASDAQ: BNFT) is a leading provider of cloud-based benefits software solutions for consumers, employers, insurance carriers and brokers. Benefitfocus has served more than 25 million consumers on its platform that consists of an integrated portfolio of products and services enabling clients to more efficiently shop, enroll, manage and exchange benefits information. With a user-friendly interface and consumer-centric design, the Benefitfocus Platform provides one place for consumers to access all their benefits. Benefitfocus solutions support the administration of all types of benefits including core medical, dental and other voluntary benefits plans as well as wellness programs. For more information, visit www.benefitfocus.com.

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: reliance on key personnel, including Messrs. Jenkins and August; management of growth; the need to innovate and provide useful products and services; changes in government regulations; the immature and volatile nature of the market for our products and services and other factors that could impact our anticipated growth; fluctuations in our financial results; general economic risks; our ability to compete effectively; our ability to maintain our culture and recruit and retain qualified personnel; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our investor relations department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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